                                   EXHIBIT 2

                     AGREEMENT AND PLAN OF REORGANIZATION
                    DATED AS OF NOVEMBER 27, 1996 BETWEEN
           HARBOR FEDERAL SAVINGS BANK, HARBOR FLORIDA BANCORP, INC.
                   AND INTERIM HARBOR FEDERAL SAVINGS BANK

                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------



          THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated as of November 27, 1996, between Harbor Federal Savings Bank, a federally chartered savings bank (the "Bank") and Harbor Florida Bancorp, Inc., a Delaware corporation (the "Holding Company") which is wholly-owned by the Bank. Promptly after its incorporation, Interim Harbor Federal Savings Bank ("Interim"), a stock savings bank to be organized by the Holding Company under Federal law for the sole purpose of consummating the reorganization provided herein, will execute and deliver this Agreement and, thereby, become a Party hereto.


                                  BACKGROUND
                                  ----------

          The Board of Directors of the Bank has determined that it is in the best interests of the Bank and its stockholders for the Bank to be reorganized into a middle tier stock holding company form of ownership in accordance with the terms of this Agreement as follows:

          A. Upon the organization of Interim, the Holding Company will be the sole stockholder of Interim.

          B. Interim will thereafter merge into the Bank, on terms whereby the stockholders of the Bank will exchange all of the outstanding shares of common stock of the Bank for Shares of the Holding Company, and the Holding Company (as the former sole stockholder of Interim) will receive all of the outstanding shares of common stock of the Bank.

          C. Whereupon, the former stockholders of the Bank will be all of the stockholders of the Holding Company which, in turn, will own all of the outstanding shares of stock of the Bank.


                                     TERMS
                                     -----

          The parties hereto, intending to be legally bound hereby, agree as follows:


                                  ARTICLE ONE
                                  DEFINITIONS

          The following terms used herein have the meanings specified below:

          1.1  "Agreement" means this Agreement and Plan of Reorganization.

          1.2 The "Bank" means Harbor Federal Savings Bank a federally chartered savings bank organized under Federal law.

          1.3 "Bank Common Stock" means the shares of $1.00 par value common stock of the Bank.

          1.4 "Effective Date" means that the date provided for in Section 8.1 on which the Merger shall become effective.

          1.5 "Effective Time" means the time on the Effective Date when the Merger shall become effective.

          1.6 "Holding Company" means Harbor Florida Bancorp, Inc., a corporation organized under Delaware law.

          1.7 "Holding Company Common Stock" means the shares of $0.01 par value common stock of the Holding Company.

          1.8 "Interim" means Interim Harbor Federal Savings Bank, an interim stock savings bank to be organized under Federal law.

          1.9 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

          1.10 "Merger" means the merger of Interim with and into the Bank provided for in Section 2.1 of this Agreement.

          1.11 "OTS" means the Office of Thrift Supervision.

          1.12 "Party" means each of the Bank, the Holding Company and Interim, as a Party to this Agreement.

          1.13 "Resulting Institution" means the Bank as the surviving Party to the Merger,

          1.14 "SEC" means the Securities and Exchange Commission.


                                  ARTICLE TWO
              MERGER OF INTERIM INTO THE BANK AND RELATED MATTERS

          2.1  The Merger.  On the Effective Date, Interim will merge with and
               ----------
into the Bank pursuant to the terms of this Agreement, and thereupon the separate existence of Interim will cease. The Bank, as the Resulting Institution, will possess all of the rights, privileges, powers and franchises, and be subject to all the restrictions, duties and liabilities of Interim, and all property, real, personal and mixed, and all debts due to Interim on whatever account, shall be vested in the Bank, and all such property, rights, privileges, powers and franchises, and all and every other interest of Interim shall be as effectively the property of the Bank as they were of Interim.

          2.2  Continued Existence of the Bank.  Following the Merger, the
               -------------------------------
existence of the Bank will continue unaffected and unimpaired by the Merger, with all the rights, privileges, immunities and powers, and subject to all the duties and liabilities of a savings bank organized under the laws of the United States. The home and branch offices of the Bank will be at the location of the home and branch offices of the Bank immediately prior to the Effective Time. The Federal Stock Charter and bylaws of the Bank, as presently in effect, will continue in full force and effect and shall not be changed in any manner whatsoever by the Merger. The Bank will continue to operate immediately after the Effective Time under its present name, "Harbor Federal Savings Bank."

          2.3  Continued Business of the Bank.  From and after the Effective
               ------------------------------
Time, the business presently conducted by the Bank will continue to be conducted by it as a wholly-owned subsidiary of the Holding Company, subject to the management and control of the board of directors of the Bank and, subject to such action as the board of directors of the Bank might take hereafter, the present officers of the Bank will continue in their present positions. It is the Parties' intention that a continuity of operation of the Bank business and a continuity of present management will be maintained.

          2.4  Directors of the Holding Company.  On the Effective Date, the
               --------------------------------
directors of the Holding Company who will serve until the expiration of the respective terms for which they were elected and until their respective successors are elected and duly qualified will be as follows:

                    Name and Address                        Term
                    ----------------                        ----
               Bruce R. Abernethy, Sr.                      1999
               100 S. Second Street
               Fort Pierce, FL  34950

               Richard N. Bird                              2000
               100 S. Second Street
               Fort Pierce, FL 34950

               Michael J. Brown, Sr.                        1998
               100 S. Second Street
               Fort Pierce, FL  34950

               Richard K. Davis                             2000
               100 S. Second Street
               Fort Pierce, FL  34950

               Edward G. Enns                               1999
               100 S. Second Street
               Fort Pierce, FL  34950

               Frank H. Fee, III                            2000
               100 S. Second Street
               Fort Pierce, FL  34950

               Richard B. Hellstrom                         1998
               100 S. Second Street
               Fort Pierce, FL  34950

          2.5  Directors of the Bank. On the Effective Date, the directors of
               ---------------------
the Bank, who will serve until the expiration of the respective terms for which they were elected and until their respective successors are duly elected and qualified, will be as follows:


                    Name and Address                        Term
                    ----------------
               Bruce R. Abernethy, Sr.                      1999
               100 S. Second Street
               Fort Pierce, FL  34950

               Richard N. Bird                              2000*
               100 S. Second Street
               For Pierce, FL 34950

               Michael J. Brown, Sr.                        1998
               100 S. Second Street
               Fort Pierce, FL  34950

               Richard K. Davis                             2000*
               100 S. Second Street
               Fort Pierce, FL  34950

               Edward G. Enns                               1999
               100 S. Second Street
               Fort Pierce, FL  34950

               Frank H. Fee, III                            2000*
               100 S. Second Street
               Fort Pierce, FL  34950

               Richard B. Hellstrom                         1998
               100 S. Second Street
               Fort Pierce, FL  34950

          * Assumes election at the 1997 Annual Meeting of Stockholders of the Bank.

          2.6  Savings Accounts.  Immediately after the Effective Time, the Bank
               ----------------
will continue to issue savings accounts on the same basis as immediately prior thereto.

                                 ARTICLE THREE
                             CONVERSION OF SHARES

          3.1  Terms and Conditions of Merger.  The manner and basis of
               ------------------------------
converting the shares of the Bank and Interim in the Merger will be as follows:

               (a)  The Bank's Common Stock.

                    (i) Conversion. Each share of Bank Common Stock issued and outstanding immediately prior to the Effective Time shall immediately and by virtue of the Merger, without any action on the part of the Bank or the holder of such share, be converted into and become one fully paid and nonassessable share of Holding Company Common Stock. Such shares of Bank Common Stock shall thereupon, without any further action on the part of the Bank, be cancelled and retired, shall no longer be outstanding and the number of such shares shall be restored to the number of authorized but unissued shares of Bank Common Stock.

                    (ii) Stock Certificates. At any time after the Effective Time, the holder of an outstanding certificate which prior to the Effective Time represented shares of Bank Common Stock may surrender the same to the Holding Company's Stock Registrar and Transfer Agent, or to its corporate Secretary, and such holder thereupon shall be entitled to receive, in exchange therefor, one or more certificates representing the number of shares of Holding Company Common Stock into which such shares of Bank Common Stock shall have been converted. Until so surrendered, each outstanding certificate which, prior to the Effective Time represented shares of Bank Common Stock, shall be deemed for all purposes (including the payment of dividends) to evidence ownership of the number of shares of Holding Company Common Stock into which such shares of Bank Common Stock shall have been so converted.

                    (iii) Satisfaction of All Rights. All shares of Holding Company Common Stock into which shares of Bank Common Stock shall have been converted pursuant to the Merger shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares.

                    (iv) Sole Right, Etc. At the Effective Time, the holders of certificates formerly representing shares of Bank Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to Bank Common Stock and their sole rights on and following the Effective Time shall be with respect to the shares of Holding Company Common Stock into which their shares of Bank Common Stock shall have been converted by the Merger.

               (b) Holding Company Stock Owned Directly or Indirectly by the Bank. At the Effective Time, all shares of Holding Company Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Holding Company or the holder of any such share, be cancelled and returned, shall no longer be outstanding, and the number of such shares shall be restored to the number of authorized but unissued shares of Holding Company Common Stock. All such shares of Holding Company Common Stock outstanding at the date of this Agreement are owned by the Bank.

               (c) Interim Common Stock. Each share of Interim common stock issued and outstanding immediately prior to the Effective Time shall immediately and by virtue of the Merger, without any action on the part of Interim or the holder of such share, be converted into and become one fully paid and nonassessable share of Bank Common Stock, whereupon the Holding Company as the holder of such shares of common stock of Interim will be the holder of all of the outstanding shares of common stock of the Bank.

          3.2  The Bank's Employee Stock Benefit Programs. At the Effective
               ------------------------------------------
Time, the Harbor Federal Savings Bank Employee Stock Ownership Plan (the "ESOP") shall automatically by virtue of the Merger, be continued as the Employee Stock Ownership Plan of the Bank with its Bank Common Stock exchanged for Holding Company Common Stock. The Harbor Federal Savings Bank 1993 Incentive Stock Option Plan and the Harbor Federal Savings Bank Option Plan for Non-Employee Directors (collectively, the "Option Plans") including each stock option granted under the Option Plans outstanding and unexercised, in whole or in part, immediately prior to the Effective Time shall, by virtue of the Merger, without any action on the part of the Bank, the Holding Company or the holder of such option, remain the Option Plans of the Bank with each option to purchase under the Option Plans becoming the same number of shares of Holding Company Common Stock, and subject to the same terms and conditions (including, but not limited to, the exercise price), as the shares of Bank Common Stock which such holder would then or thereafter be entitled to purchase or receive pursuant to such option. The Harbor Federal Savings Bank Recognition and Retention Plan and Harbor Federal Outside Directors' Recognition and Retention Plan (collectively, the "Recognition and Retention Plans") shall automatically, by virtue of the Merger, be continued as the Recognition and Retention Plan of the Bank with their Bank Common Stock exchanged for Holding Company Common Stock. The Bank and the Holding Company will amend the ESOP, the Option Plans and the Recognition and Retention Plans to provide for stock or options granted after the Effective Time to be granted with respect to Holding Company Common Stock in lieu of Bank Common Stock.

          3.3  Reservation or Issuance of Stock. At the Effective Time, the
               --------------------------------
Board of Directors of the Holding Company shall be deemed to have reserved for issuance or to have authorized the issuance of a number of shares of Holding Company Common Stock, and such shares shall automatically be so reserved and so authorized in respect of the Employee Stock Benefit Programs and options granted thereunder mentioned in Section 3.2, equal to the number of shares of the Bank Common Stock that the Bank had reserved for issuance and had authorized the issuance of in respect of such Programs immediately prior to the Effective Time.

          3.4  Employment Agreement. At the Effective Time the employment
               --------------------
agreement between Mr. Brown and the Bank shall remain in full force and effect and any references in such agreements to shares of stock under any Employee Benefit Programs of the Bank shall be deemed to apply to shares of Holding Company Common Stock.


                                 ARTICLE FOUR
                        REPRESENTATIONS AND WARRANTIES

          4.1  Representation and Warranties of the Bank. The Bank represents
               -----------------------------------------
and warrants as follows:

               (a)  The Bank Corporate Standing. The Bank is a federally
                    ---------------------------
          chartered stock savings bank organized, existing and in good standing under the laws of the United States, and it has all requisite corporate power, licenses and authority to own its property and to carry on its business as now conducted.

               (b)  Authorized Stock of the Bank. The Bank is authorized to
                    ----------------------------
          issue 20,000,000 shares of common stock, par value $1.00 per share, of which 4,934,454 shares are issued and outstanding, and 1,000,000 shares of preferred stock, par value $1.00 per share, of which no shares are issued and outstanding.

               (c)  Financial Information of the Bank. The balance sheet of the
                    ---------------------------------
          Bank at September 30, 1995, and 1996 and the related consolidated statements of operations, stockholders' equity and changes in financial position have been audited by independent certified public accountants, as contained in the 1996 Annual Report of the Bank, and fairly present the financial condition of the Bank and the results of its operations, as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied. Since September 30, 1996, there has been no adverse change in the business, assets or condition, financial or otherwise, of the Bank, nor any damage, destruction nor loss of a material nature affecting the business, properties or financial condition of the Bank.

               (d)  Legal Proceedings of the Bank. The Bank is not a party to,
                    -----------------------------
          nor has it been threatened with, any litigation or governmental proceedings which, if adversely decided, would have a material adverse effect upon the transactions contemplated hereby or upon the financial condition, regulatory capital or business of the Bank or which would create a material liability of the Bank.

          4.2  Representations and Warranties of the Holding Company. The
               -----------------------------------------------------
Holding Company represents and warrants as follows:

               (a)  Corporate Standing of the Holding Company. The Holding
                    -----------------------------------------
          Company is a corporation organized, existing and in good standing under the laws of the State of Delaware and has all requisite corporate power, licenses and authority to own its own property and to carry on its business as now conducted.

               (b)  Authorized Stock of the Holding Company. The Holding Company
                    ---------------------------------------
          is authorized to issue 13,000,000 shares of common stock, par value $0.01 per share of which 10 shares are issued and outstanding and are owned by the Bank and 1,000,000 shares of preferred stock, none of which are issued or outstanding.

               (c)  Legal Proceedings of the Holding Company. The Holding
                    ----------------------------------------
          Company is not a party to, nor has it been threatened with, any litigation or governmental proceedings which if adversely decided would have a material adverse effect upon the transactions contemplated hereby or upon the financial condition, regulatory capital or business of the Holding Company, or which would create a material liability of the Holding Company.

               (d)  Interim Corporate Standing.  Before the Effective Date, the
                    --------------------------
          Holding Company will take all necessary or appropriate action to organize and incorporate Interim in accordance with Federal law for the sole purpose of facilitating the merger of Interim with and into the Bank pursuant hereto, and at the Effective Time Interim will be duly organized and existing in good standing under the laws of the United States, will have all requisite corporate power, licenses and authority to own its property, and carry on its business as then conducted and all its outstanding shares of common stock will be owned by the Holding Company.


                                 ARTICLE FIVE
                     TRANSACTIONS PRIOR TO EFFECTIVE DATE

          5.1  Restrictions on Certain Activities. Except as contemplated by
               ----------------------------------
this Agreement, prior to the Effective Time none of the Parties will, without the prior consent of the others, do any of the following:

               (a) Amend its Federal Stock Charter or Certificate of Incorporation or bylaws, or merge into or consolidate with any other corporation, or change in any manner the rights of its outstanding shares of capital stock or the character of its principal business.

               (b) Issue or sell, or issue options or rights to acquire, or enter into any contract or commitment to issue or sell, any shares of its capital stock, or subdivide or in any way reclassify any shares of its capital stock, except for (i) shares of common stock issued under the ESOP; (ii) options and rights which may be granted by the Bank pursuant to its Option Plans and shares of its common stock issued upon exercise of options; (iii) shares of common stock issued under the Recognition and Retention

          Plans; and, (iv) the shares of its common stock to be issued by Interim to the Holding Company;

               (c)  Acquire or agree to acquire any shares of its capital stock;

               (d) Make or contract for any substantial acquisition of assets except in the ordinary course of business; or

               (e) Sell, dispose of or encumber any substantial and material property or assets, or engage in any material activity or transaction, except in the ordinary course of business.

          5.2  Stockholder Approvals. The execution and delivery of this
               ---------------------
Agreement has been duly authorized and approved by the Boards of Directors of the Bank and the Holding Company. A meeting of the stockholders of the Bank will be held, inter alia, for the purpose of adopting and approving this Agreement. In addition, the incorporators of Interim, and the Holding Company as the sole owner of all the outstanding shares of capital stock of Interim, will execute such written consents and take all such other action as may be required for the adoption and approval of this Agreement.


                                  ARTICLE SIX
                                  CONDITIONS

          6.1  Conditions to Performance by the Holding Company and Interim. The
               ------------------------------------------------------------
obligations of each of the Parties to effect the Merger pursuant hereto is subject to the following conditions:

               (a)  Representations and Warranties and Covenants of Each Party.
                    ----------------------------------------------------------
          The representations and warranties of each Party contained herein shall be true on and as of the Effective Time with the same effect as though made as of such time, except for such variations as may be permitted hereby or pursuant hereto. Each Party shall have performed all covenants and obligations and complied with all conditions required by this Agreement to be performed or complied with by it prior to the Effective Time.

               (b)  Approval by the Bank's Stockholders. The holders of a
                    -----------------------------------
          majority of the shares of the Bank Common Stock present in person or by proxy shall, at a meeting thereof duly called, inter alia, for the purpose of considering and acting upon this Agreement, have voted in favor of this Agreement and the consummation of the Merger contemplated hereby.

               (c)  Registration of Shares of Holding Company Common Stock:
                    ------------------------------------------------------
          Compliance with Securities Laws. A registration statement covering the
          -------------------------------
          shares of Holding Company Common Stock to be issued to the stockholders of the Bank pursuant to the Merger shall have been filed with and declared effective by the OTS in accordance with the provisions of the Securities Act of 1933, as amended, and the Holding Company shall have complied with the requirements of all applicable state securities or "blue sky" laws necessary to offer and issue lawfully such shares pursuant hereto.

               (d)  Listing of Holding Company Common Stock. The shares of
                    ---------------------------------------
          Holding Company Common Stock shall have been approved for trading, when issued, on the NASDAQ-NMS.

               (e)  Government Approval. All approvals by the OTS and the SEC
                    -------------------
          and such other governmental agency as may be required for the lawful consummation of the Merger and the issuance and delivery of Holding Company Common Stock as contemplated by this Agreement shall have been obtained. If any approval contains any restriction or condition which, in the sole discretion of the Board of Directors of Harbor Federal, is deemed to be not beneficial to Harbor Federal, Harbor Florida or the stockholders thereof, the Board of Directors may terminate the transaction pursuant to the Article Seven hereof.

               (f)  Federal Tax Ruling or opinion.  The Bank shall have received
                    -----------------------------
          either (i) a ruling from the Internal Revenue Service or (ii) an opinion of its counsel in form and substance satisfactory to it that:

                    (1) The proposed merger will constitute a tax-free
               reorganization under the Internal Revenue Code and the Bank, the Holding Company and Interim will each be "a party to a reorganization" within the meaning of the Internal Revenue Code.

                    (2) No gain or loss will be recognized by Interim upon the transfer of its assets to the Bank solely in exchange for the transfer to the Holding Company of the Bank Common Stock.

                    (3) No gain or loss will be recognized by the Bank upon the receipt of the assets of Interim in the Merger.

                    (4) The basis of Interim's assets in the hands of the Bank will be the same as the basis of those assets in the hands of Interim immediately prior to the Merger.

                    (5) No gain or loss will be recognized by the Holding
               Company upon the receipt of the Bank Common Stock in the Merger.

                    (6) No gain or loss will be recognized by the holders of
               shares of Bank Common Stock upon their receipt of Holding Company Common Stock as a result of the Merger.

                    (7) The basis of the shares of Holding Company Common Stock received as a result of the Merger by each holder of shares of Bank Common Stock will be the same as the basis of such shares of Bank Common Stock converted therefor pursuant to the Merger.

                    (8) For purposes of determining whether any disposition
               thereof results in a long term or short term capital gain or loss, the holding period of the shares of Bank Common Stock will include the holding period of the shares of Bank Common Stock converted in the Merger into such shares of Holding Company Common Stock, provided that such shares of Bank Common Stock were held as a capital asset at the Effective Time.

               (g)  Florida Tax Ruling or Opinion.  The Bank shall have received
                    -----------------------------
          either a ruling or an opinion in form and substance satisfactory to it with respect to Florida income taxation as to the matters set forth in paragraph (f) of this Section.

               (h) The reorganization will be characterized and accounted for at historical cost in a manner similar to a "pooling of interest" for financial reporting and related purposes.

               (i)  Consents of Third Parties.  Each of the Parties shall have
                    -------------------------
          received such approvals, permits or consents of third parties, including governmental bodies or agencies, as may be required to permit them to perform this Agreement in accordance with its terms, except for such consents with regard to agreements and arrangements which are not in the aggregate material to the Bank, the Holding Company and Interim, considered on a consolidated basis.


                                 ARTICLE SEVEN
                                  TERMINATION

          7.1  Termination. This Agreement may be terminated at any time prior
               -----------
to the Effective Time (i) at the election of any Party if any of the conditions specified in Article Six shall not have been fulfilled and shall have become incapable of fulfillment or (ii) by mutual consent of the respective boards of directors of the parties.

          7.2  No Further Liability.  In the event of the termination of this
               --------------------
Agreement pursuant to any of the foregoing provisions, the Bank will pay all the costs and expenses incurred by the Parties in connection with this Agreement and the transactions contemplated hereby, and no Party shall have any further liability or obligation of any nature to any other Party.

                                 ARTICLE EIGHT
                           EFFECTIVE DATE OF MERGER

          8.1  Effective Date and Effective Time.  Upon satisfaction of the
               ---------------------------------
conditions set forth in Article Six (unless waived in accordance with this Agreement) the Parties shall execute and cause to be filed (i) with the OTS articles of merger, consistent with the terms hereof, and such other agreements, certificates and other documents as may be required by applicable law and (ii) with such other federal and state government agencies or authorities, including the OTS, such other agreements, certificates and documents as may be required by applicable law to cause the Merger to become effective. The date and time by which all of such filings are completed and the Merger becomes effective are referred to in this Agreement, respectively, as the "Effective Date" and the "Effective Time."


                                 ARTICLE NINE
                                 MISCELLANEOUS

          9.1  Waiver, Amendment, etc.  Any of the terms or conditions of this
               ----------------------
Agreement which legally may be waived may be waived at any time by any Party hereto which is, or the shareholders of which are, entitled to the benefit thereof, by action taken or authorized by the Board of Directors of such Party, or any of such terms or conditions may be amended or modified in whole or in part at any time, to the extent authorized by applicable law, by an agreement in writing, executed in the same manner as this Agreement after authorization to do so by the Boards of Directors of the Parties hereto; provided, however that no such waiver, amendment or modification shall have a material adverse effect on the benefits intended to be received in the Merger pursuant to this Agreement by the holders of shares of Bank Common Stock.

          9.2  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

          9.3  Governing Law.  This Agreement is made pursuant to, and shall be
               -------------
construed under and be governed by the laws of Delaware, unless in conflict with federal law and if so, then by such federal law, including the rules and regulations of the OTS.

          9.4  Execution by Interim. At the date hereof, Interim is in the
               --------------------
process of organization and has not been granted a Federal stock charter under Federal law and therefore does not have the legal capacity to execute this Agreement. The Holding Company agrees to cause Interim to execute this Agreement promptly following the issuance of Interim's Federal stock charter. The Bank and the Holding Company agree to be bound by this Agreement prior to and following such execution by Interim.

          IN WITNESS WHEREOF, each of the Parties hereto have caused this Agreement and Plan of Reorganization to be signed on its behalf by its officers thereunto duly authorized, all as of the date first set forth above.

HARBOR FEDERAL SAVINGS BANK         HARBOR FLORIDA BANCORP, INC.



By:  _________________________       By:  ______________________________
     Michael J. Brown, Sr.               Michael J. Brown, Sr.
     President and CEO                   President and CEO


INTERIM HARBOR FEDERAL SAVINGS BANK



By:  _____________________________
     Michael J. Brown, Sr.
     President and CEO